                                                                    EXHIBIT 10.2
                                                                    ------------

                      THE PRIVATE BANK AND TRUST COMPANY

                             LEASE OF PREMISES AT
                 1603 W. SIXTEENTH STREET, OAK BROOK, ILLINOIS

                               TABLE OF CONTENTS
                               -----------------


PARAGRAPH                                                              PAGE NO.
---------                                                              --------
Schedule..............................................................        1

1.   Lease of Premises................................................        3

2.   Term.............................................................        3

3.   Base Rent........................................................        3

4.   Additional Charges...............................................        3

5.   Use of Leased Premises...........................................        7

6.   Condition of Leased Premises.....................................        7

7.   Services.........................................................        7

8.   Repairs..........................................................        9

9.   Alterations......................................................        9

10.  Covenant Against Liens...........................................       10

11.  Insurance........................................................       11

12.  Fire or Casualty.................................................       12

13.  Waiver of Claims - Indemnification...............................       13

14.  Nonwaiver........................................................       14

15.  Condemnation.....................................................       14

16.  Assignment and Subletting........................................       14

17.  Surrender of Possession..........................................       17

18.    Holding over.......................................................   17

19.    Estoppel Certificate/Environmental Disclosures.....................   17

20.    Mortgage or Ground Lease by Landlord...............................   18

21.    Certain Rights Reserved by Landlord................................   20

22.    Intentionally Deleted..............................................   21

23.    Landlord's Remedies................................................   21

24.    Covenant of Quiet Enjoyment........................................   24

25.    Intentionally Deleted..............................................   25

26.    Other Agreements of Tenant.........................................   25

27.    Real Estate Broker.................................................   25

28.    Miscellaneous......................................................   25

29.    Notices............................................................   28

30.    Limitation on Landlord's Liability.................................   29

31.    Renewal Option.....................................................   29

32.    Right of First Offer...............................................   30

33.    Zoning.............................................................   31

EXHIBITS

Exhibit A      Legal Description of the Land
Exhibit B      Outline of the Leased Premises
Exhibit C      Tenant Improvement Work Letter
Exhibit D      Janitorial Services
Exhibit E      Tenant Occupancy Timetable
Exhibit F      Exclusive Parking
Exhibit G      Commencement Date Agreement
Exhibit H      Tenant's Current Business

                                     LEASE
                                     -----

     THIS LEASE is made this ____ day of October, 1996 between COLUMBIA LISLE LIMITED PARTNERSHIP, an Illinois limited partnership, hereinafter referred to as "LANDLORD", and THE PRIVATE BANK AND TRUST COMPANY, an Illinois banking association, hereinafter referred to as "TENANT". The term "BUILDING" as used herein refers to the building located at 1603 W. Sixteenth Street, Oak Brook, Illinois. The land on which the Building is located (a legal description of which is attached as Exhibit A) is hereinafter referred to as the "LAND". The Building and the Land are hereinafter collectively called the "PROPERTY." The following Schedule is an integral part of this Lease.

                                   SCHEDULE
                                   --------

     1. Description of Leased Premises: A portion of the Building, consisting of approximately 4,200 rentable square feet, more or less.

     2.   Tenant's Type of Business: Financial services.

     3.   Base Rent:

          ANNUAL BASE RENT
               PER                   TOTAL       MONTHLY
              R.S.F.              ANNUAL RENT  INSTALLMENT
              ------              -----------  -----------
              $23.00               $96,600.00   $8,050.00

     4. Term: Five (5) years, commencing December 15, 1996 (hereinafter referred to as the "COMMENCEMENT DATE") and ending December 14, 2001 unless otherwise terminated or extended as provided in this Lease (hereinafter referred to as the "TERMINATION DATE"); provided, however, that if the Commencement Date is other than the first day of a month, then the Termination Date shall be the five (5) year anniversary of the last day of the month in which the Commencement Date occurs, unless otherwise terminated or extended as provided in this Lease.

     5. Tenant's Share: 26.6% (the ratio of the number of square feet of net rentable area in the Leased Premises, to the number of square feet of net rentable area in the Building).

     6.   Broker: CB Commercial (Gary Fazzio).

     7.   Addresses for Notices:

          If to Landlord:     Columbia Lisle Limited Partnership
                              1603 W. 16th Street
                              Oak Brook, IL 60521
                              ATTN:  Gerald J. Kostelny
          with copy to:       Robin Rash, Esq.
                              Rash & Associates, P.C.
                              1603 W. 16th Street
                              Oak Brook, Illinois 60521

          If to Tenant:       The Private Bank and Trust Company
                              1603 W. 16th Street
                              Oak Brook, Illinois 60521
                              Attention:  Hugh McLean

          with copy to:       Martin J. Lillig, Esq.
                              Lillig & Thorsness, Ltd.
                              1900 Spring Road, Suite 200
                              Oak Brook, Illinois 60521-1495

     8.   Managing Agent:     InSite Real Estate Development, L.L.C.

     This Lease is subject to the terms and conditions of all Exhibits attached hereto, which Exhibits are hereby made a part of this Lease.

LANDLORD:                                    TENANT:
--------                                     ------

COLUMBIA LISLE LIMITED PARTNERSHIP,          THE PRIVATE BANK AND TRUST COMPANY,
an Illinois limited partnership              an Illinois banking association

By:  Columbia Holdings, Ltd., an
     Illinois corporation, its general       By: /s/ Hugh H. McLean
     partner                                    --------------------------------
                                             Its: Managing Director
                                                  ------------------------------
     /s/ Robin Eden Rash
     -------------------------------
By:  Robin Eden Rash, Vice President

                             TERMS AND CONDITIONS
                             --------------------

     1.   LEASE OF PREMISES.
          -----------------

     Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the premises (hereinafter referred to as the "LEASED PREMISES") described in the Schedule to this Lease (hereinafter referred to as the "SCHEDULE") and shown on the Outline of the Leased Premises attached as Exhibit B, subject to the covenants, terms, provisions and conditions of this Lease, together with the exclusive right to use those parking spaces indicated on the attached Exhibit F, and together with the non-exclusive right to use, in common with others, all parking spaces, drive aisles, entryways and other parking improvements within the Property which are not designated for the exclusive use of Landlord or others.

     2.   TERM.
          ----

     The term of this Lease (hereinafter referred to as the "TERM") shall be as set forth in the Schedule.

     3.   BASE RENT.
          ---------

     All payments due under this Lease from Tenant shall be made to Landlord at 1603 W. 16th Street, Oak Brook, IL 60521, or to such other persons or at such other place as Landlord may from time to time designate in writing, in coin, currency or check which, at the time of payment, is legal tender for private or public debts in the United States of America. Tenant agrees to pay the applicable annual Base Rent set forth in the Schedule, payable in equal monthly installments in the applicable amounts set forth in the Schedule, in advance, on or before the first day of each and every month during the Term, without demand or billing and without any set-off or deduction whatsoever. If either the Term or the obligation to pay Base Rent commences other than on the first day of a month or ends other than on the last day of a month, the Base Rent for such month shall be prorated on a per diem basis.

     4.   ADDITIONAL CHARGES.
          ------------------

     In addition to paying the Base Rent specified in Paragraph 3 hereof, Tenant shall pay as "ADDITIONAL CHARGES" the amounts determined pursuant to Paragraphs B and C of this Paragraph 4. Additional Charges shall be payable in the same manner, time and place as Base Rent and without demand or billing and without any set-off or deduction whatsoever, except as expressly provided for in this Paragraph 4. Without limitation on other obligations of Tenant which shall survive the expiration of the Term, the obligations of Tenant to pay the Additional Charges provided for in this Paragraph 4 shall survive the expiration of the Term.

          A.   DEFINITIONS. As used in this Paragraph 4, the following terms
               -----------
shall have the following meanings:

               (i) "LEASE YEAR" shall mean each calendar year in which any part of the Term falls, including the calendar years in which the Commencement Date and Termination Date occur.

               (ii)   "BASE YEAR" shall mean 1997.

               (iii) "OPERATING EXPENSES" shall mean all expenses, costs and disbursements of every kind and nature (determined for each calendar year on an accrual basis) paid or incurred by Landlord in connection with the ownership, management, operation, repair and replacement of the Property, except the following:

                      (a)     Taxes (as such term is hereinafter defined);

                      (b) Costs of initial improvements to, or Alterations (as such term is hereinafter defined) of, any tenant's premises;

                      (c) Principal or interest payments on loans secured by mortgages or trust deeds on the Property, if any;

                      (d) Costs of capital improvements (other than repairs and replacements of parts of the Building or personal property used in connection with the Building), except that Operating Expenses shall include (i) the cost during the Term, as reasonably amortized by Landlord with interest on the unamortized amount at the Interest Rate, of any capital improvement which is intended to reduce any component cost included within Operating Expenses and (ii) the cost of any capital improvements which are intended to keep the Property in compliance with all governmental rules and regulations applicable from time to time thereto, which are enacted after the Effective Date or which are imposed because of the specific use to which Tenant puts the Leased Premises;

                      (e) Depreciation or amortization of any improvements, except as specifically set forth in this Lease;

                      (f) Costs of repairs, alterations or replacements caused by casualty losses to the extent customarily insured against by owners of office buildings of similar size, age and construction in the Oak Brook, Illinois area;

                      (g) Costs of repairs, alterations or replacements caused by the exercise of the rights of eminent domain to the extent Landlord receives net condemnation proceeds therefor;

                      (h) Costs and expenses incurred in connection with leasing space in the Building, such as legal fees for the preparation of leases, tenant allowances, space planner fees, real estate brokers' leasing commissions and advertising and promotional expenses, expenses of any leasing office incurred with regard to leasing the Building, or portions thereof;

                      (i) Court costs and legal fees incurred with regard to enforcing the obligations of tenants under other leases; or,

                      (j)     Management fees.

               (iv) "TAXES" shall mean (a) real estate taxes and assessments, both general and special, assessed or imposed with respect to the Land or the Building, (b) ad valorem taxes assessed or imposed upon personal property owned by Landlord or Managing Agent and used in the operation of the Land or the Building, (c) taxes based upon leases or the receipt of rent which either supplement, are in addition to or are in lieu of any item described in (a) or (b) above, and (d) fees and expenses incurred by Landlord to obtain a reduction of or a limit on the increase in any of the items (a) through (c) above, regardless of whether or not any such reduction or limitation is obtained; provided, however, that except as provided above, Taxes shall not include penalties or late fees, any inheritance, estate, succession, transfer, gift, franchise, general net income or capital stock tax imposed upon Landlord. In determining the amount of Taxes for any year, the amount of special assessments to be included shall be limited to the amount of the installment (plus any interest payable thereon) of such special assessment required to be paid during such year had Landlord elected to have such special assessment paid over the maximum period of time permitted by law. Except as provided in the preceding sentence, all references to Taxes "for" a particular year shall be deemed to refer to Taxes levied or assessed with respect to such year without regard to when such Taxes are paid or payable. The amount of any refund of Taxes received by Landlord shall be credited against Taxes for the year in which such refund is received but only to the extent such refund relates to Taxes levied or assessed for a year within the Term.

               (v) "TENANT'S SHARE" shall mean the percentage set forth in the Schedule as Tenant's Share; provided, however, if less than one hundred percent (100%) of the Building's rentable area shall have been occupied by tenants at any time during any Lease Year, then at Landlord's election Operating Expenses for such Lease Year shall be the amount which Landlord in good faith determines is the amount Operating Expenses would have been for such Lease Year had occupancy been one hundred percent (100%) throughout such Lease Year.

          B.   EXPENSE ADJUSTMENT. During each Lease Year commencing with the
               ------------------
Lease Year 1998, Tenant shall pay, as Additional Charges, an amount (hereinafter referred to as the "EXPENSE ADJUSTMENT AMOUNT") equal to Tenant's Share of the excess of Operating Expenses for each such Lease Year over Operating Expenses for the Base Year; except that Tenant shall be required to pay only a pro rata amount of the Expense Adjustment Amount for the Lease Year in which the last days of the Term occur, pro rated on a per them basis. The Expense Adjustment Amount with respect to each Lease Year shall be paid in monthly installments in advance on the first day of each and every calendar month during such Lease Year, commencing on the January 1, 1998, in an amount estimated from time to time by Landlord and communicated by written notice to

Tenant. Landlord shall cause to be kept books and records showing Operating Expenses in accordance with an appropriate system of accounts and accounting practices consistently maintained. As soon as practicable following the end of the Base Year, Landlord will deliver to Tenant a statement showing Operating Expenses for the Base Year. As soon as practicable following the close of the 1998 and each subsequent Lease Year, Landlord shall deliver to Tenant a statement setting forth (a) the actual Expense Adjustment Amount for such Lease Year; (b) the total of the estimated monthly installments of the Expense Adjustment Amount paid to Landlord for such Lease Year; (c) the actual Expense Adjustment Amount for the Base Year; and (d) the amount of any excess or deficiency with respect to such Lease Year, Tenant shall pay any deficiency to Landlord as shown by such statement within thirty (30) days after receipt of such statement. If the total of the estimated monthly installments paid by Tenant during any Lease Year exceeds the actual Expense Adjustment Amount due from Tenant for such Lease Year, at Landlord's option such excess shall be either credited against payments next due hereunder or refunded by Landlord, provided Tenant is not then in default hereunder.

          C.   TAX ADJUSTMENT. During each Lease Year commencing with the Lease
               --------------
Year 1998, Tenant shall pay, as Additional Charges, an amount (hereinafter referred to as the "TAX ADJUSTMENT AMOUNT") equal to Tenant's Share of the excess of Taxes for each such Lease Year over the amount of Taxes for the Base Year; except that Tenant shall be required to pay only a pro rata amount of the Tax Adjustment Amount for the Lease Year in which the last days of the Term occur, pro rated on a per diem basis. The Tax Adjustment Amount with respect to each Lease Year shall be paid in monthly installments in advance on the first day of each and every calendar month during such Lease Year, commencing January 1, 1998, in an amount estimated from time to time by Landlord and communicated by written notice to Tenant. As soon as practicable following the close of the 1998 and subsequent Lease Years, and receipt of actual tax bills, Landlord shall deliver to Tenant a statement setting forth (a) the actual Tax Adjustment Amount for such Lease Year; (b) the total of the estimated monthly installments of the Tax Adjustment Amount paid to Landlord for such Lease Year; and (c) the amount of any excess or deficiency with respect to such Lease Year. Tenant shall pay any deficiency to Landlord as shown by such statement within thirty (30) days after receipt of such statement. If the total of the estimated monthly installments paid by Tenant during any Lease Year exceeds the actual Tax Adjustment Amount due from Tenant for such Lease Year, at Landlord's option such excess shall be either credited against payments next due hereunder or refunded by Landlord, provided Tenant is not then in default hereunder.

          D.   DELAY IN COMPUTING ADDITIONAL CHARGES. Delay in computing any
               -------------------------------------
item of Additional Charges shall neither be deemed a default by Landlord or a waiver of the right to collect the item of Additional Charges in question. Notwithstanding anything seemingly to the contrary in this Lease, Tenant shall make monthly payments on account of each item of Additional Charges, the amount of which is to be estimated by Landlord, based on Landlord's most recent estimate thereof until Landlord notifies Tenant of a revision to such Estimate.

          E.   REVIEW OF BOOKS AND RECORDS. Tenant shall have the right, during
               ---------------------------
Landlord's normal business hours, within ninety (90) days following the furnishing by Landlord of such statement and upon reasonable prior notice to Landlord, to inspect Landlord's books and records showing Operating Expenses; provided, however, that the foregoing shall not relieve Tenant of paying any deficiency shown by Landlord's statement within thirty (30) days after receipt of such statement. Unless Tenant shall, by notice to Landlord writing such ninety (90) day period, take exception to any item in such statement, the statement shall be conclusively binding and shall not be contestable by Tenant.

     5.   USE OF LEASED PREMISES.
          ----------------------

     Tenant shall use and occupy the Leased Premises as an office for the type of business set forth in the Schedule and for no other purpose, without the prior written consent of Landlord, not unreasonably withheld.

     6.   CONDITION OF LEASED PREMISES.
          ----------------------------

     Landlord represents and warrants that the HVAC and mechanical components of the Building are in good working order. Except as herein provided, the Leased Premises is on an "as-is" basis, and no promise of Landlord to alter, remodel or improve the Leased Premises or the Property and no representation by Landlord or its agents respecting the condition of the Leased Premises or the Property have been made to Tenant or relied upon by Tenant other than as may be contained in the Tenant Improvement Work Letter attached to this Lease.

     7.   SERVICES.
          --------

          A.   LIST OF SERVICES. Landlord shall provide the following services:
               ----------------

               1. Heating and air conditioning to the extent necessary for normal comfort in the Leased Premises, from Monday through Friday, during the period from 8:00 a.m. to 6:00 p.m. and on Saturday during the period from 8:00 a.m. to 1:00 p.m. Upon Tenant's request, Landlord shall make heating and air conditioning available to Tenant at all other times. Tenant will pay for all heating and air conditioning requested and furnished prior to or following such hours at Landlord's actual cost incurred in providing such extra service.

               2. Water from the regular Building outlets for drinking, lavatory and toilet purposes.

               3. Janitorial services as specified in Exhibit C attached hereto and identified as "JANITORIAL SERVICES". Tenant may, by written notice to Landlord, elect to perform some or all of the janitorial services, and in such case, the cost thereof shall be deducted from Tenant's Additional Charges.

               4. Electricity for lighting, convenience outlets and other incidental uses.

               5. Regular mowing of grass, trimming, weed removal, and general landscape maintenance as reasonably necessary; and,

               6.   Removal of snow and ice from the driveways and sidewalks.

          B.   INTERRUPTION OF SERVICES. Tenant agrees that Landlord shall not
               ------------------------
be liable in damages, by abatement of Base Rent or otherwise, for failure to furnish or delay in furnishing any service or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by governmental rule, regulation or guideline (whether or not having the force of law), repairs, renewals, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water or other fuel at the Building after reasonable effort so to do, by any accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause beyond Landlord's reasonable control; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant's use and possession of the Leased Premises or relieve Tenant from paying Base Rent or performing any of its obligations under this Lease except that if the Leased Premises are rendered untenantable, inaccessible or impossible to occupy, due to interruption of such services from a cause within Landlord's control, for in excess of five (5) consecutive business days, thereafter Base Rent and Additional Charges shall abate for the portion of the Leased Premises effected thereby for the period of such untenantability, inaccessibility or impossibility of occupancy. Landlord agrees to use reasonable efforts to cause the restoration of services in the event of any failure, delay or diminution described in this paragraph.

          C.   CHARGES FOR SERVICES. Landlord shall have no obligation to
               --------------------
furnish services to Tenant other than those specified in Paragraph 7(A) above. Should Landlord provide additional services to Tenant, Tenant shall pay separately for such additional services (including, but not limited to, heating and air conditioning provided during hours other than those set forth in Paragraph 7(A)), at Landlord's actual cost. Charges for any service for which Tenant is required to pay shall be due and payable within thirty (30) days after they are billed. If Tenant fails to make payment for any such services, Landlord, in addition to all other rights and remedies available to Landlord under this Lease or at law or in equity, may, with notice to Tenant, discontinue any or all of such services and such discontinuance shall not be deemed to constitute an eviction or disturbance of Tenant's use and possession of the Leased Premises or relieve Tenant from paying Base Rent or performing any of its other obligations under this Lease.

          D.   ENERGY CONSERVATION. Notwithstanding anything to the contrary in
               -------------------
this Paragraph 7 or elsewhere in this Lease, Landlord shall have the right to institute such policies, programs and measures as may be necessary or desirable, in Landlord's discretion, for the conservation and preservation of energy or energy related services, or as may be required to comply with any applicable codes, rules and regulations, whether mandatory or voluntary.

     8.   REPAIRS.
          -------

     Tenant shall, at Tenant's own expense, keep the Leased Premises in good order, repair and condition at all times during the Term, and Tenant shall promptly and adequately repair all damage to the Leased Premises and replace or repair all damaged or broken fixtures and appurtenances under the supervision and subject to the approval of Landlord within any reasonable period of time specified by Landlord. In addition, Tenant shall, at Tenant's expense, make all repairs, installations and additions to the Leased Premises as may be required by any law, ordinance, regulation or ruling of any governmental authority having jurisdiction over the Leased Premises, which is enacted after the Commencement Date or is specific to the use to which Tenant puts the Leased Premises. If Tenant does not do so, Landlord may, but need not, make any repairs, replacements, installations, and additions which Tenant is obligated to make and Tenant shall pay Landlord the cost thereof, forthwith upon being billed for same. Landlord may also make repairs, installations and additions to or in the Leased Premises as Landlord shall desire or deem necessary, or as Landlord may be required to do by governmental authority or court order or decree. No such entry or repairs by Landlord shall be deemed or construed to be a disturbance of Tenant's quiet or peaceable possession of the Leased Premises or of any rights of Tenant under this Lease. Landlord may, but shall not be required to, enter the Leased Premises at all reasonable times to make such repairs, installations, alterations, improvements and additions to the Leased Premises or to the Building or to any equipment located in the Building as Landlord shall desire or deem necessary.

      9.  ALTERATIONS.
          -----------

          A. Tenant shall not make any alterations, improvements or additions to the Leased Premises (collectively "ALTERATIONS") which may affect the structure of the Building or the Building's heating, ventilation, air conditioning, mechanical, electrical, plumbing or life safety systems (the "BUILDING SYSTEMS"). Any other Alterations shall be subject to the prior written consent of Landlord. The term "Alterations" does not include those improvements described in the Tenant Improvement Work Letter attached to this Lease as Exhibit C, which improvements are governed by the terms of Exhibit C.

          B. If Landlord consents (which consent shall not be unreasonably withheld or delayed) to any Alterations, it may impose such conditions with respect thereto as Landlord deems appropriate, including, without limitation, requiring Tenant to furnish Landlord with (i) insurance against liabilities which may arise out of the Alterations and (ii) copies of plans and specifications and all permits necessary for the Alterations. Any Alterations shall be done at Tenant's expense by employees of or contractors hired by Landlord, except to the extent Landlord gives its prior written consent to Tenant's hiring its own contractors. In all events, Tenant shall use Landlord's contractors for Alterations to and Alterations affecting any Building Systems. Tenant shall promptly pay to Landlord or Tenant's contractors, as the case may be, when due, the cost of all such Alterations. Upon completion of the Alterations, Tenant shall deliver to Landlord, if payment is made by Tenant directly to contractors, evidence of payment, all contractors' and subcontractors' affidavits, full and final waivers of all liens for labor, services or materials and such other supplemental documentation as Landlord may reasonably require, all in form and substance satisfactory to Landlord. Tenant shall defend and hold Landlord and the Property harmless from, and shall pay, all liabilities, claims, judgments, costs, damages, liens and expenses related to the Alterations. All repairs and Alterations done by Tenant or its contractors pursuant to Paragraphs 8 or 9 shall be done in a first-class workmanlike manner using only good grades of materials and shall comply with all insurance requirements and all applicable laws, ordinances, rules, regulations and orders of all courts and other tribunals, governmental and quasi-governmental departments and agencies.

          C. All Alterations and any other improvements to the Leased Premises, pursuant to Exhibit C or otherwise, whether temporary or permanent in character, made or paid for by Landlord or Tenant, shall without compensation to Tenant become Landlord's property at the termination of this Lease by lapse of time or otherwise and shall, unless Landlord requests their removal (in which case Tenant shall remove the same in the same manner and time as is provided in Paragraph 17 with respect to Tenant's property) be relinquished to Landlord in good condition, order and repair, ordinary wear and tear excepted. At such time as Tenant requests Landlord's consent to make Alterations to the Leased Premises, Tenant may also request Landlord's consent to leave such Alterations at the termination of this Lease, by lapse of time or otherwise. Landlord's consent or refusal to consent shall be given at the same time as (but shall be an independent determination from) Landlord's consent to the making of such Alterations. Such Alterations to which Landlord has given its consent to leave pursuant to this Paragraph 9.B, and which are in good working order and condition at the end of the Lease (hereinafter called "APPROVED ALTERATIONS") may be left by the Tenant at the termination of this Lease. Landlord may also grant, at the time Tenant requests consent to make Alterations, the right to remove such Alterations to the Leased Premises which were paid for by Tenant if
(i) such removal in Landlord's reasonable judgment shall not damage the Leased Premises or the Building; (ii) Tenant shall pay the cost of any damage caused in the removal; and (iii) Tenant indemnifies and holds Landlord harmless from and against any loss, cost or damage arising from the removal.

      10. COVENANT AGAINST LIENS.
          ----------------------

      Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon Landlord's title or interest in the Land, Building or Leased Premises, and any and all liens and encumbrances created by Tenant shall attach to Tenant's interest only. Tenant covenants and agrees not to suffer or permit any lien of mechanics or materialmen or others to be placed against the Land, Building or the Leased Premises or Tenant's interest in the Leased Premises, with respect to work or services performed or claimed to have been performed for or materials furnished or claimed to have been furnished to Tenant or the Leased Premises, and, in case of any such lien attaching or claim thereof being asserted, Tenant covenants and agrees no later than ten (10) days from the filing thereof or such claim being asserted (i) to cause it to be released and removed of record or (ii) to provide Landlord with endorsements (satisfactory to Landlord and Landlord's mortgagee) to Landlord and Landlord's mortgagee's title insurance policies insuring against the existence of or attempted enforcement of such lien or (iii) to provide Landlord with a bond from a company satisfactory to Landlord and in form, substance and amount satisfactory to Landlord, insuring against loss arising from the existence or attempted enforcement of such lien. In the event that such lien is not released, removed, insured or bonded over within said ten (10) day period Landlord, at its sole option, may take all action necessary to release and remove such lien (without any duty to investigate the validity thereof) and Tenant shall promptly upon notice, either before or after such release and removal, pay or reimburse Landlord for all sums, costs and expenses (including reasonable attorneys' fees) incurred by Landlord in connection with such lien, together with interest thereon at the Interest Rate.

      11. INSURANCE.
          ---------

          A.   WAIVER OF SUBROGATION.  Landlord and Tenant each hereby waive any
               ---------------------
and every claim for recovery from the other of any and all loss or damage to the Land or the Building or Leased Premises or to the contents thereof, whether such loss or damage is due to the negligence of Landlord or Tenant or its respective agent or employees, to the extent that the amount of such loss or damage is recovered under its policies of insurance; provided, however, that the foregoing waiver shall not be operative in any case where the effect thereof is to invalidate any insurance coverage of the waiving party or increase the cost of such insurance coverage; provided further, however, that Landlord and Tenant each agree to give written notice of the terms of this mutual waiver to each insurance company which has issued, or in the future may issue, policies of physical damage to it, and to have said insurance policies properly endorsed, if necessary, to prevent the invalidation of said insurance coverage by reason of said waiver.

          B.   TENANT'S INSURANCE.  Tenant shall purchase and maintain insurance
               ------------------
during the entire Term for the benefit of Tenant and Landlord, its beneficiaries and managing agent (as their interests may appear) with terms, coverages and in companies satisfactory to Landlord, and with such increases in limits as Landlord may from time to time request. Tenant shall initially maintain the following coverages in the following amounts:

               (i) Comprehensive General Liability Insurance covering claims of bodily injury, personal injury and property damage arising out of Tenant's operations, assumed liabilities or use of the Leased Premises, for limits of liability not less than $3,000,000 combined single limit for bodily injury liability, personal injury liability, and property damage liability.

               (ii) Physical Damage Insurance covering all office equipment, merchandise and all other items of Tenant's property in the Leased Premises. Such insurance shall be written on "all risks" of physical loss or damage basis, for the full replacement cost value of the covered items and in amounts that meet any coinsurance clauses of the policies of insurance.

     Tenant shall, prior to the commencement of the Term, furnish to Landlord certificates evidencing the coverages required by this Paragraph, which certificates shall state that such insurance coverage may not be changed or canceled without at least thirty (30) days prior written notice to Landlord and shall name as additional insureds (i) Landlord and partners in Landlord, (ii) the owner or owners of the Land and Building, if such are other than Landlord and Tenant is given notice of such fact, (iii) the beneficiary or beneficiaries of Landlord, if Landlord is a land trust, (iv) Managing Agent, (v) the holder of each mortgage encumbering the Property of which Landlord shall have notified Tenant, and (vi) such other persons as Landlord may from time to time designate.

          C.   LANDLORD'S INSURANCE.  Landlord shall, during the entire term,
               --------------------
keep in effect liability insurance in amounts carried by prudent owners first class office buildings in Oak Brook, Illinois, "all risks" physical damage insurance for the full replacement cost of the Building.

Upon request, Landlord shall furnish Tenant with certificate evidencing the coverage required by this paragraph.

          D.   AVOID ACTION INCREASING RATES.  Tenant shall comply with all
               -----------------------------
applicable laws and ordinances, all orders and decrees of court, all requirements of other governmental authorities, and requirements and recommendations of insurance rating agencies with respect to the Leased Premises, and shall not, directly or indirectly, make any use of the Leased Premises which may thereby be prohibited or be dangerous to person or property, which may jeopardize any insurance coverage, increase the cost of insurance or require additional insurance coverage. If Tenant fails to comply with the provisions of this subparagraph D, Landlord, in addition to any other rights or remedies available to Landlord, shall have the option to terminate this Lease and may require Tenant to make immediate payment of any increase in Landlord's insurance costs.

      12. FIRE OR CASUALTY.
          ----------------

          A. Paragraph 8 hereof notwithstanding, if the Leased Premises or the Building (including machinery or equipment used in its operation) shall be damaged by fire or other casualty and if such damage does not, in the judgment of Landlord, render all or a substantial portion of the Leased Premises untenantable, then Landlord shall, subject to the limitations set forth below, repair or restore such damage with reasonable promptness, subject to reasonable delays for insurance adjustments and delays caused by matters beyond Landlord's reasonable control not to exceed 180 days. If any such damage renders all or a substantial portion of the Leased Premises or Building untenantable, Landlord shall have the right to terminate this Lease as of the date of such damage (with appropriate prorations of Base Rent and Additional Charges being made for Tenant's possession after the date of such damage of any tenantable portions of the Leased Premises) upon giving written notice to Tenant at any time within ninety (90) days after the date of such damage. Landlord shall have no liability to Tenant, and Tenant shall not be entitled to terminate this Lease by virtue of any delays in completion of repairs and restoration as long as the Leased Premises are restored within 180 days of the fire or other casualty. However, Base Rent and Additional Charges shall abate as to those portions of the Leased Premises as are, from time to time, untenantable, as a result of such damage until Landlord shall have completed the repairs and restorations required of Landlord hereunder.

          B. Landlord's duty to repair the Leased Premises is limited to repairing the Leased Premises to the condition that they were provided by Landlord at the beginning of the Term pursuant to the Tenant Improvement Work Letter attached hereto as Exhibit C, reasonable wear and tear excepted. Tenant shall repair all Alterations at the sole cost and expense of Tenant. If Tenant desires any repairs or restoration in excess of those specified above, and if Landlord consents thereto, such repair or restoration shall be done at Tenant's sole cost and expense in accordance with the provisions of Paragraph 8 hereof. Tenant acknowledges that Landlord shall be entitled to the full proceeds of any insurance coverage for damage to those items or decorations provided by Landlord either directly or through an allowance to Tenant, which Landlord is obligated to repair. In the event the Leased Premises are not repaired or reconstructed, all proceeds of insurance shall be payable to Landlord.

     13.  WAIVER OF CLAIMS - INDEMNIFICATION.
          ----------------------------------

     Landlord and the partners in Landlord, and their respective officers, agents, servants and employees shall not be liable for any damage either to person or property or for damage resulting from the loss of use of property sustained by Tenant or by other persons due to the Land or the Building or any part thereof or any appurtenances thereto becoming out of repair, or due to the happening of any accident or event in or about the Land or the Building, including the Leased Premises, or due to any act or neglect of any tenant or occupant of the Land or the Building or of any other person. This provision shall apply particularly, but not exclusively, to damage caused by gas, electricity, snow, frost, steam, sewage, sewer gas or odors, fire, water or by the bursting or leaking of pipes, faucets, sprinklers, plumbing fixtures and windows, or by noise, smoke or odors, and shall apply without distinction as to the person whose act or neglect was responsible for the damage and whether the damage was due to any of the causes specifically enumerated above or to some other cause of an entirely different kind. Tenant further agrees that all personal property upon Property shall be at the risk of Tenant only, and that Landlord shall not be liable for any loss or damage thereto or theft thereof. Without limitation of any other provisions thereof, Tenant agrees to defend, protect, indemnify and save harmless Landlord from and against all liability to third parties (including but not limited to the officers, agents, contractors, and business associates of Tenant) arising out of Tenant's use and occupancy of the Leased Premises or acts or omissions of Tenant (whether or not such acts or omissions constitute a violation of applicable law or of this Lease) and its servants, agents, employees, contractors, suppliers workers and invitees. Notwithstanding anything herein to the contrary, Landlord agrees to hold harmless and indemnify Tenant, its employees, agents and invitees from and against all liability for injuries to persons or damage to property arising from occurrences in or about the premises or building caused in whole or in part by the act, omission, or negligence of Landlord, its agents, employees or invitees.

     14.  NONWAIVER.
          ---------

     No waiver of any provision of this Lease shall be implied by any failure of Landlord to enforce any remedy on account of the violation of such provision, even if such violation be continued or repeated subsequently, and no express waiver shall affect any provision other than the one specified in such waiver and that one only for the time and in the manner specifically stated. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Term or of Tenant's right of possession hereunder or after the giving of any notice shall reinstate, continue or extend the Term hereof or create a new tenancy or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit for possession of the Leased Premises or after final judgment for possession of the Leased Premises Landlord may receive and collect any Base Rent due, and the payment of said Base Rent shall not waive, affect or nullify said notice, suit or judgment. Acceptance by Landlord of less than the entire amount then due and owing by Tenant shall not constitute a waiver by Landlord of its rights to further collection.

     15.  CONDEMNATION.
          ------------

     If the Land or the Building or any portion thereof shall be taken or condemned or purchased under the threat of condemnation by any competent authority for any public or quasi-public use or purpose, or if the configuration of any street, alley, bridge or other improvement or structure adjacent to the Building is changed by any competent authority, Landlord shall have the option, exercisable at its sole discretion, to cancel this Lease upon the earlier of 90 days after notice or the date upon which the condemning authority shall take possession of the part so taken, condemned or purchased. No money or other consideration shall be payable by Landlord to Tenant for the right of cancellation and, whether or not Landlord exercises such cancellation right, Tenant shall have no right to share in the condemnation award or in any judgment for damages caused by such taking or change in configuration, it being agreed by Tenant that each such award is the sole property of Landlord and that Tenant has no interest therein. Base Rent and Additional Charges shall be prorated as of the date of such cancellation or termination. Nothing herein shall prohibit Tenant from making a separate claim against the condemning authority for loss or damage to Tenant's furniture, equipment and other personal property as well as any moving or relocation expenses, provided such claim does not reduce the amount of Landlord's claim hereunder.

     16.  ASSIGNMENT AND SUBLETTING.
          -------------------------

          A.   Tenant shall not, without the prior written consent of Landlord,
(i) assign, convey or mortgage this Lease or any interest hereunder; (ii) permit or suffer to exist any assignment of this Lease, or any lien upon Tenant's interest, voluntarily or by operation of law; (iii) sublet the Leased Premises or any part thereof; or (iv) permit the use of the Leased Premises by any parties other than Tenant and its employees. Any such action on the part of Tenant shall be void and of no effect. Landlord's consent to any assignment, subletting or transfer or Landlord's election to accept any assignee, subtenant or transferee as the tenant hereunder and to collect rent from such assignee, subtenant or transferee shall not release Tenant or any subsequent tenant from primary liability to perform each covenant or obligation to be performed by Tenant under this Lease. Landlord's consent to any assignment, subletting or transfer shall not constitute a waiver of Landlord's right to withhold its consent to any future assignment, subletting, or transfer. Tenant shall furnish to Landlord, simultaneously with Tenant's request for consent to assign or sublet, the following: (1) a true and correct copy of the proposed sublease or assignment, signed by Tenant and the by the assignee, sublessee or transferee,
(2) description of the portion of the Leased Premises to be occupied, including the number of square feet of net rentable area within that portion, (3) nature of the proposed assignee, sublessee or transferee's business, and (4) current credit reports and financial statements of the proposed assignee, sublessee or transferee.

     Notwithstanding the foregoing, Landlord agrees not to unreasonably withhold or delay its consent to an assignment of the Lease or a sublet of the Leased Premises. Tenant agrees that even though in any of the following circumstances
(i) through (ix) the potential assignee, sublessee or transferee may have a good credit rating, Landlord's failure to consent shall be deemed reasonable if, in Landlord's reasonable opinion, among other things: (i) Tenant is in default under this lease; (ii) the proposed sublease or assignment would result in the violation of any applicable law, ordinance or governmental regulation; (iii) the nature of the business of an assignee, sublessee or transferee (a) is inconsistent with provisions of any other tenant leases hereafter entered into by Landlord prohibiting Landlord from leasing space in the Building for certain uses, (b) may have a material adverse impact upon the first-class, high-grade manner, in which the Building is operated or with the high reputation of the building or (c) is inconsistent with the provisions of Paragraph 5 above; (iv) the character of the assignee, sublessee or transferee may have a material adverse impact upon the first-class, high reputation of the Building; (v) the sublessee, assignee or transferee is not sufficiently financially responsible to perform its obligations under the proposed sublease or assignment; (vi) the assignee, sublessee or transferee is: (a) a governmental entity; (b) a high traffic tenant; or (c) intends to use the Leased Premises for a doctor's office or other medical facility; (vii) Tenant has failed to furnish Landlord (a) concurrently with Tenants request to Landlord for Landlord's approval, with each of those items (1) through (4) specified in Paragraph 16.A above, and (b) with such further information regarding the proposed sublessee, assignee as Landlord may require, within a reasonable time of Landlord's request; or (viii) Tenant has failed to furnish Landlord, no later than thirty
(30) days prior to the commencement date of the sublease or assignment a true and correct copy of the sublease or assignment (which shall be in a form reasonably satisfactory to Landlord), executed by Tenant and the sublessee, assignee or transferee.

          B. In addition to withholding its consent as set forth above, Landlord shall have the right to terminate this Lease as to that portion of the Leased Premises which Tenant seeks to sublet or as to which Tenant seeks to assign its rights under this Lease, whether by Tenant requesting Landlord's consent thereto or otherwise. Landlord may exercise such right to terminate by giving written notice to Tenant at any time prior to Landlord's written consent to such assignment or sublease. In the event that Landlord exercises such right to terminate, Landlord shall be entitled to recover possession of, and Tenant shall surrender, such portion of the Leased Premises on the later of (i) the proposed date for possession by such assignee or subtenant, or (ii) ninety (90) days after the date of Landlord's notice of termination to Tenant. In the event Landlord terminates this Lease as to a part of the Leased Premises only, then Tenant's Base Rent and Tenant's Share shall be equitably reduced on a per square foot basis and Tenant shall (x) upon demand by Landlord pay to Landlord the reasonable cost to physically divide and separate the parts of the Leased Premises, including cost of demising walls, separate entryways, and separation of all Building systems serving the Leased Premises, (y) upon demand pay to Landlord a percentage of the amount payable under clause (x) above to reimburse Landlord for all overhead, general conditions, fees and other costs and expenses arising from Landlord's involvement in such work, and (z) execute and deliver to Landlord such amendments to this Lease as Landlord may reasonably require to
(aa) evidence the partial termination of this Lease, and (bb) adjust Base Rent and other sums payable for the remainder of the Leased Premises.

          C. In the event that Landlord consents to any assignment or sublease of any portion of the Leased Premises, as a condition of Landlord's consent, Tenant shall pay to Landlord fifty percent (50%) of all receipts derived by Tenant from such assignment or sublease. For purposes of this Paragraph 16.C, "RECEIPTS" shall mean the excess of all amounts received or to be received by Tenant from any assignee or sublessee of Tenant over the Base Rent and Additional Charges payable to Landlord hereunder for the applicable periods after deduction for marketing expense and cost of subtenant improvements, all computed on a per rentable square foot basis and based upon generally accepted accounting principles consistently applied. Tenant shall furnish

Landlord with a sworn statement, certified by an independent certified public accountant, setting forth in detail the computation of receipts, and Landlord, or its representatives, shall have access to the books, records and papers of Tenant in relation thereto, and the right to make copies thereof. Any monies or other consideration in excess of the Base Rent due from Tenant hereunder realized by or, for the benefit of Tenant by reason of such assignment or sublease shall be deemed an item of such receipts. If a part of the consideration for such assignment shall be payable other than in cash, the payment to Landlord shall be payable in accordance with the foregoing cash and the cash equivalent of all non-cash considerations in such form as is satisfactory to Landlord. Tenant's receipts shall be paid to Landlord promptly upon Tenant's receipt from time to time of periodic payments from such assignee or subtenant or at such other time as Tenant shall realize receipts from such assignment or sublease. Tenant agrees that all advertising by Tenant or on Tenant's behalf with respect to the assignment of this lease or subletting of any part of the Leased Premises must be approved in writing by Landlord prior to publication.

          D. Tenant shall pay to Landlord upon demand by Landlord, notwithstanding that Landlord may have withheld its consent to any transfer contemplated by this Paragraph 16, an amount sufficient to reimburse Landlord for all costs and expenses incurred by it, including but not limited to reasonable attorney's fees, in determining whether to grant or withhold any consent contemplated by this Paragraph or otherwise in connection with any assignment, subletting or other transfer of Tenant's interest in this Lease, or any attempt to do any of the foregoing.

          E. Landlord's consent shall not be withheld in the case of an assignment or subletting to an entity controlling, controlled by, or under the common control of the Tenant.

     17.  SURRENDER OF POSSESSION.
          -----------------------

     Upon the expiration of the Term or upon the termination of Tenant's right of possession, whether by lapse of time or at the option of Landlord as herein provided, Tenant shall forthwith surrender the Leased Premises to Landlord in good order, repair and condition, ordinary wear excepted. Prior to the expiration or termination of the Term or of Tenant's right of possession of the Leased Premises, Tenant shall remove its office furniture, trade fixtures, office equipment, telephone and computer systems (and all wiring related thereto) and all other items of Tenant's property (including, without limitation, any Alterations made or installed after the Commencement Date other than the Approved Alterations) from the Leased Premises and shall surrender the Leased Premises to Landlord in broom-clean condition. Extraordinary improvements include, but shall not be limited to, raised floors or safes. Tenant shall pay to Landlord upon demand the cost of repairing any damage to the Leased Premises and to the Building caused by any such removal. If Tenant shall fail or refuse to remove any such property from the Leased Premises, Tenant shall be conclusively presumed to have abandoned the same, and title thereto shall thereupon pass to Landlord without any cost to Landlord, whether by set-off, credit, allowance or otherwise, and Landlord may at its option accept the title to such property or at Tenant's expense may (i) remove the same or any part in any manner that Landlord shall choose, repairing any damage to the Leased Premises caused by such removal, and (ii) store, destroy or otherwise dispose of the same without incurring liability to Tenant or any other person. In the event Landlord incurs any storage or other costs by reason of

Tenant's failure to remove any property which Tenant is obligated to remove under this Section, Tenant upon demand shall pay to Landlord the amount of costs so incurred.

     18.  HOLDING OVER.
          ------------

     In addition to performing all of Tenant's other obligations set forth in this Lease, Tenant shall pay to Landlord an amount equal to one hundred fifty percent (150%) of the monthly installment of Base Rent and one hundred fifty percent (150%) of the monthly installment of Additional Charges payable by Tenant during the last month of the Term on the first day of each month or portion thereof for which Tenant shall retain possession of the Leased Premises or any part thereof after the expiration or termination of the Term or of Tenant's right of possession, whether by lapse of time or otherwise, and also shall pay all costs incurred and damages sustained by Landlord, whether direct or consequential, on account of such holding over. The provisions of this Paragraph 18 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law.

     19.  ESTOPPEL CERTIFICATE/ENVIRONMENTAL DISCLOSURES.
          ----------------------------------------------

     Tenant agrees that from time to time upon not less than ten (10) business days prior request of Landlord, Tenant or Tenant's duly authorized representative having knowledge of the facts, will execute and deliver to Landlord an Estoppel certificate:

          A. (i) certifying that this Lease is unmodified and in full force and effect or, if there have been modifications, an itemized description of such modifications and that the Lease as modified is in full force and effect; (ii) the dates to which Base Rent, Additional Charges and other charges have been paid; (iii) that Landlord is not in default under any provision of this Lease, or, if in default, the nature thereof in detail; and (iv) such further matters regarding this Lease as Landlord may request; and

          B. providing Landlord with all relevant information regarding Tenant's operations in the Leased Premises (including, without limitation, whether or not such operations involve the generation, transportation, storage, treatment or disposal of waste, hazardous waste, hazardous substances or petroleum) (collectively, the "ENVIRONMENTAL DISCLOSURES") and otherwise fully cooperate with Landlord in the event that Landlord is or may be required to prepare an Environmental Disclosure Document pursuant to the provisions of the Illinois Responsible Property Transfer Act of 1988 or any other governmental rules or regulations issued pursuant thereto or in connection therewith. All Environmental Disclosures shall be provided by Tenant in form and substance reasonably satisfactory to Landlord and shall be accompanied by Tenant's written certification that such information is true and correct to the best of Tenant's knowledge and belief.

     Tenant acknowledges and agrees that it is intended that any such statements and certificates may be relied upon by any mortgagees or prospective mortgagees of the Land or Building, or any prospective or subsequent purchaser or transferee of all or a part of Landlord's interest in the Land or the Building or this Lease or any prospective transferee of all or any part of the interests in Landlord or in any partner in Landlord. Tenant's failure to execute and deliver any statement or certificate contemplated by this Paragraph 19 within ten (10) business days after request by Landlord shall be a default under this Lease.

      20. MORTGAGE OR GROUND LEASE BY LANDLORD.
          ------------------------------------

          A. Landlord has previously and may hereafter encumber the Land and the Building and any portion thereof, or any interest therein with mortgages, may sell and lease back the Land, or any part of the Land, and may encumber the leasehold estate under such a sale and leaseback arrangement with one or more mortgages. (Any such mortgage is herein called a "MORTGAGE" and the holder of any such mortgage is herein called a "MORTGAGEE". Any such lease of the land is herein called a "GROUND LEASE" and the lessor under any such lease is herein called a "GROUND LESSOR"). This Lease and the rights of Tenant hereunder shall be and are hereby expressly made subject to and subordinate at all times to each Mortgage and to any Ground Lease (it being agreed by Tenant that in the case of a Ground Lease Tenant's right to possession shall be as a subtenant) now or hereafter existing, and to all amendments, modifications, renewals, extensions, consolidations and replacements of each of the foregoing, and to all advances made or hereafter to be made upon the security thereof. The subordination expressed in the preceding sentence shall be automatic and shall require no further action by Landlord or Tenant for its effectiveness. However, Tenant agrees to execute and deliver to Landlord such further instruments consenting to or confirming the subordination of this Lease to any Mortgage referred to and to any Ground Lease and containing such other provisions which may be requested in writing by Landlord within 10 days after Tenant's receipt of such written request. As a condition to Tenant's obligations under this Lease, Landlord shall, within thirty (30) days after execution of this Lease, cause all existing mortgagees and ground and underlying lessors to execute and deliver to Tenant an agreement, in commercially reasonable form, specifying that so long as Tenant is not in default under this Lease, the rights of Tenant to the possession and enjoyment of the Leased Premises will not be disturbed in the event of a foreclosure or other proceedings under the mortgage or ground lease.

          B. If any Mortgage is foreclosed, or Landlord's interest under this Lease is conveyed or transferred in lieu of foreclosure, or if any Ground Lease is terminated:

               (i) No person or entity which as the result of any of the foregoing has succeeded to the interest of Landlord in this Lease (any such person or entity being hereafter called a "SUCCESSOR") shall be liable for any default by Landlord or any other matter which occurred prior to the date such Successor succeeded to Landlord's interest in this Lease nor shall such Successor be bound by or subject to any offsets or defenses which Tenant may have against Landlord or any other predecessor in interest to such Successor;

               (ii) Upon request of any Successor, Tenant will attorn, as Tenant under this Lease subject to the provisions of this subparagraph 20.B. and subparagraph 20.D. below, to such Successor and will execute and deliver such instruments as may be necessary or appropriate to evidence such attornment within 10 days after receipt of a written request to do so; and

               (iii) No Successor shall be bound to recognize any prepayment by more than 30 days of Base Rent or Additional Charges.

          C. Notwithstanding anything to the contrary contained herein, any Mortgagee or Ground Lessor may subordinate, in whole or in part, its Mortgage or Ground Lease (as the case may be) to this Lease by sending Tenant notice in writing subordinating such Mortgage or Ground Lease to this Lease, and Tenant agrees to execute and deliver to such Mortgagee or Ground Lessor such further instruments consenting to or confirming the subordination of such Mortgage or Ground Lease to this Lease and containing such other provisions which may be requested in writing by such Mortgagee or Ground Lessor within 10 days after notice to Tenant of such request; provided that such Mortgagee or Ground Lessor agrees that in the event of a foreclosure of the mortgage or termination of the Ground Lease, Tenant may remain in possession pursuant to this Lease so long as Tenant continues to perform its obligations hereunder.

          D. Whether or not any Mortgage is foreclosed or any Ground Lease is terminated, or any Successor succeeds to any interest of Landlord under this Lease, no Mortgagee or Ground Lessor or Successor shall have any liability to Tenant for any security deposit paid to Landlord by Tenant hereunder, unless such security deposit has actually been received by such Mortgagee or Ground Lessor or Successor.

          E. Should any prospective Mortgagee or Ground Lessor require a modification or modifications of this Lease, which modification or modifications will not cause an increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are required therefor and deliver the same to Landlord within 10 days following the request therefor. Should any prospective Mortgagee or Ground Lessor require execution of a short form of lease for recording (containing, among other customary provisions, the names of the parties, a description of the Leased Premises and the term of this Lease), Tenant agrees to execute such short form of Lease and deliver the same to Landlord within 10 days following the request therefor.

          F. If Tenant fails within 10 days after written demand therefor to execute and deliver any instruments as may be necessary or proper to effectuate any of the covenants of Tenant set forth above in this Paragraph and in Paragraph 19 above captioned "ESTOPPEL CERTIFICATES", Tenant hereby makes, constitutes and irrevocably appoints Landlord or, if Landlord ever is a land trust, any of the beneficiaries of Landlord as Tenant's attorney in fact (such power of attorney being coupled with an interest) to execute and deliver any such instruments for and in the name of Tenant.

          G. Tenant agrees that the provisions of this paragraph shall remain in full force and effect, notwithstanding that any Mortgagee or Ground Lessor may directly or indirectly own or have an interest in Landlord, or in the Land or the Building in addition to its interest as Mortgagee or Ground Lessor.

          H. Provided that Landlord shall have provided Tenant with the name and proper mailing address of and Mortgagee or Ground Lessor (which Landlord may change from time to time), Tenant agrees that in the event of any act or omission by Landlord hereunder which could give Tenant the right to terminate this Lease or to claim a partial or total eviction, Tenant shall not exercise any such right until it has notified in writing the Mortgagee or Ground Lessor and such party shall have failed to commence the curing of such act or omission within thirty (30) days after such notice and to diligently pursue the cure thereof until completed.

     21.  CERTAIN RIGHTS RESERVED BY LANDLORD.
          -----------------------------------

     Landlord shall have the following rights, each of which Landlord may exercise without notice to Tenant and without liability to Tenant for damage or injury to property, person or business on account of the exercise thereof, and the exercise of any such rights shall not be deemed to constitute an eviction or disturbance of Tenant's use or possession of the Leased Premises nor shall such exercise give rise to any claim for set-off or abatement of rent or any other claim:

          A. Except as expressly provided in this Lease, to install, affix and maintain any and all signs on the exterior and on the interior of the Building and elsewhere on the Property, except as provided in 26B hereof.

          B. To decorate and also to make repairs, alterations, additions, or improvements, whether structural or otherwise, in and about the Property, or any part thereof and for such purposes to enter upon the Leased Premises, and during the continuance of any of said work, to temporarily close doors, entryways and corridors in the Building and to interrupt or temporarily suspend services or use of facilities, all without affecting any of Tenant's obligations hereunder, so long as the Leased Premises are reasonably accessible and usable.

          C. To furnish door keys or other entry devices for the entry door(s) in the Leased Premises at the commencement of the Term and to retain at all times, and to use in appropriate instances, keys to all doors within and into the Leased Premises.

          D. To approve the weight, size and location of safes, vaults, computers, word processing equipment and other heavy equipment and articles in and about the Leased Premises and the Building so as not to exceed the legal live load per square foot designated by the structural engineers for the Building, and to require all such items and furniture and similar items to be moved into or out of the Building and Leased Premises only at such times and in such manner as Landlord shall direct in writing.

          E. To show the Leased Premises to prospective tenants at reasonable times and, if vacated or abandoned, to show the Leased Premises at any time and to prepare the Leased Premises for reoccupancy.

          F. To erect, use and maintain pipes, ducts, wiring and conduits, and appurtenances thereto, in and through the Leased Premises at reasonable locations.

          G. To enter the Leased Premises at any reasonable time to inspect the Leased Premises.

     22.  INTENTIONALLY DELETED.
          ---------------------

     23.  LANDLORD'S REMEDIES.
          -------------------

          A. If (i) Tenant defaults in the payment of Base Rent, Additional Charges, or any installment of the foregoing, or in the payment of any other sum required to be paid by Tenant either under this Lease, or under the terms of any other agreement between Landlord and Tenant (the foregoing defaults being collectively called "PAYMENT DEFAULTS"), and such Payment Default is not cured within five (5) days following written notice that such payment is due, (ii) Tenant defaults in the observance or performance of any of the other covenants or conditions in this Lease which Tenant is required to observe and perform and such default is not cured within thirty (30) days after written notice to Tenant; provided, however, if the default by its nature cannot be cured within thirty (30) days, but Tenant has commenced to cure within the thirty (30) day period, and diligently pursues the cure, Tenant shall have up to ninety (90) days to complete the cure, (or if such default involves a hazardous condition and is not cured by Tenant immediately upon written notice to Tenant), or (iii) the interest of Tenant in this Lease shall be levied on under execution or other legal process, or (iv) Tenant becomes the subject of commencement of an involuntary case under the federal bankruptcy law as now or hereafter constituted, or there is filed a petition against Tenant seeking reorganization, arrangement, adjustment or composition of or in respect of Tenant under the federal bankruptcy law as now or hereafter constituted, or under any other applicable federal or state bankruptcy, insolvency, reorganization or other similar law, or seeking the appointment of a receiver, liquidator or assignee, custodian, trustee, sequestrator (or similar official) of Tenant or any substantial part of its property, or seeking the winding-up or liquidation of its affairs and such involuntary case or petition is not dismissed within 60 days after the filing thereof, or (v) Tenant commences a voluntary case or institutes proceedings to be adjudicated a bankrupt or insolvent, or consents to the institution of bankruptcy or insolvency proceedings against it, under the Federal bankruptcy laws as now or hereafter constituted, or any other applicable Federal or state bankruptcy or insolvency or other similar law, or consents to the appointment of or taking possession by a receiver or liquidator or assignee, trustee, custodian, sequestrator (or other similar official) of Tenant or of any substantial part of its property, or makes any assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due, or (vi) Tenant, its stockholders or Board of Directors or any committee thereof takes any action contemplating, in preparation for or in furtherance of any of the occurrences, steps or proceedings in items (iv) or (v) above, or (vii) any representation or warranty made by Tenant is not accurate and correct, then Landlord may treat the occurrence of any one or more of the foregoing events as a breach of this Lease, and any other lease in the Building to which Tenant is a party and thereupon at its option may, with or without notice or demand of any kind to Tenant or any other person, have any one or more of the following described remedies in addition to all other rights and remedies provided at law or in equity or elsewhere herein:

                    (a) Landlord may terminate this Lease by giving to Tenant written notice of Landlord's election to do so, in which event the Term and all right, title and interest of Tenant hereunder shall end on the date stated in such notice;

                    (b) Landlord may terminate the right of Tenant to possession of the Leased Premises without terminating this Lease, by giving written notice to Tenant that Tenant's right of possession shall end on the date stated in such notice, whereupon the right of Tenant to possession of the Leased Premises or any part thereof shall cease on the date stated in such notice; and

                    (c) Landlord may enforce the provisions of this Lease and may enforce and protect the rights of Landlord hereunder by a suit or suits in equity or at law for the specific performance of any covenant or agreement contained herein, and for the enforcement of any other appropriate legal or equitable remedy, including without limitation
          (aa) injunctive relief, (bb) recovery of all moneys due or to become due from Tenant under any of the provisions of this Lease, and (cc) any other damages incurred by Landlord by reason of Tenant's default under this Lease.

          B. If Landlord exercises any of the remedies provided for in subparagraphs (a) or (b) above, Tenant shall surrender possession of and vacate the Leased Premises and immediately deliver possession thereof to Landlord, and Landlord may re-enter and take complete and peaceful possession of the Leased Premises.

          C. If Landlord terminates the right of Tenant to possession of the Leased Premises without terminating this Lease, such termination of possession shall not release Tenant, in whole or in part, from Tenant's obligation to pay the Base Rent hereunder for the full Term, and the present value of the aggregate amount of the Base Rent and Additional Charges (at the then current rates therefor) for the period from the date stated in the notice terminating possession to the Termination Date (such present value to be computed on the basis of a per annum discount rate equal to 7%) shall, at the option of Landlord, be immediately due and payable by Tenant to Landlord, together with any other moneys due hereunder, and Landlord shall have the right to immediate recovery of all such amounts. In the alternative, Landlord shall have the right from time to time, to recover from Tenant, and Tenant shall remain liable for, all Base Rent and Additional Charges not theretofore accelerated and paid pursuant to the foregoing sentence and any other sums thereafter accruing as they become due under this Lease during the period from the date of such notice of termination of possession to the Termination Date. In any such case, Landlord may (but shall be under no obligation to, except as may be required by law) relet the Leased Premises or any part thereof for the account of Tenant for such rent, for such time (which may be for a term extending beyond the Term of this Lease) and upon such terms as Landlord in Landlord's sole discretion shall determine, and Landlord shall not be required to accept any tenant offered by Tenant or to observe any instructions given by Tenant relative to such reletting. Also, in any such case, Landlord may change the locks or other entry devices of the Leased Premises and make repairs, alterations and additions in or to the Leased Premises and redecorate the same to the extent deemed by Landlord necessary or desirable, and Tenant shall upon written demand pay the cost thereof together with Landlord's expenses of reletting, including, without limitation, brokerage commissions payable to Landlord or Landlord's Agent or to others. Landlord may collect the rents from any such reletting and apply the same first to the payment of the expenses of re-entry, redecoration, repair and alterations and the expenses of reletting and second to the payment of Base Rent and Additional Charges payable by Tenant hereunder, and any excess or residue shall operate only as an offsetting credit against the amount of Base Rent and Additional Charges due and owing or paid as a result of acceleration or as the same thereafter becomes due and payable hereunder, but the use of such offsetting credit to reduce the amount of Base Rent and Additional Charges due Landlord, if any, shall not be deemed to give Tenant any right, title or interest in or to such excess or residue and any such excess or residue shall belong to Landlord solely; and in no event shall Tenant be entitled to a credit on its indebtedness to Landlord in excess of either the aggregate sum (including Base Rent and Additional Charges) due and owing or paid as a result of acceleration or which would have been paid by Tenant for the period for which the credit to Tenant is being determined, had no default occurred, as applicable. No such re-entry, repossession, repairs, alterations, additions or reletting shall be construed as an eviction or ouster of Tenant or as an election on Landlord's part to terminate this Lease, unless a written notice of such intention is given to Tenant, nor shall the foregoing operate to release Tenant in whole or in part from any of Tenant's obligations hereunder, and Landlord may, at any time and from time to time, sue and recover judgment for any deficiencies from time to time remaining after the application from time to time of the proceeds of any such reletting.

          D. In the event of the termination of this Lease by Landlord as provided for by subparagraph (A) above, Landlord shall be entitled to recover from Tenant all damages and other sums which Landlord is entitled to recover under any provision of this Lease or at law or equity, including, but not limited to, all the fixed dollar amounts of Base Rent and Additional Charges accrued and unpaid for the period up to and including such termination date, as well as all other additional sums payable by Tenant, or for which Tenant is liable or in respect of which Tenant has agreed to indemnify Landlord under any of the provisions of this Lease, which may be then owing and unpaid, and all costs and expenses, including without limitation court costs and reasonable attorney's fees incurred by Landlord in the enforcement of its rights and remedies hereunder and, in addition, any damages provable by Landlord as a matter of law including, without limitation, an amount equal to the excess of the Base Rent provided to be paid for the remainder of the Term over the fair market rental value of the Leased Premises (determined at the date of termination of this Lease) after deduction of all anticipated expenses of reletting. In the alternative, Landlord shall have the right, from time to time, to recover from Tenant, and Tenant shall remain liable for, all Base Rent, Additional Charges and other amounts due and owing under this Lease not theretofore accelerated and paid pursuant to the provisions of this Lease plus
(x) damages equal to all other sums which would have accrued under the Lease after the date of termination had it not been terminated, such damages to be due and payable as such sums would have become due, less (y) such amounts as
                                                ----
Landlord may receive from reletting after first paying all costs of such reletting, including, without limitation, brokerage commissions and the costs of repairs, alterations, additions and redecorations, and the expenses of re-entry, and the net amounts of rent collected remaining after such expenses shall operate only as an off-setting credit against the amount due hereunder with any excess or residue belonging to Landlord solely. Should the fair market rental value of the Leased Premises after deduction of all anticipated expenses of reletting exceed the Base Rent provided to be paid by Tenant for the remainder of the Term, Landlord shall not be obligated to pay to Tenant any part of such excess or to credit any part of such excess against any other sums or damages for which Tenant may be liable to Landlord.

          E. In the event that Tenant shall file for protection under the Bankruptcy Code now or hereafter in effect, or a trustee in bankruptcy shall be appointed for Tenant, Landlord and Tenant agree, to the extent permitted by law, to request that the debtor-in-possession or trustee-in-bankruptcy, if one shall have been appointed, either assume or reject this Lease within 60 days after such appointment.

     24.  COVENANT OF QUIET ENJOYMENT.
          ---------------------------

     Landlord covenants that Tenant, on paying the Base Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, all of which obligations of Tenant are independent of Landlord's obligations hereunder, shall, during the Term, peaceably and quietly have, hold and enjoy the Leased Premises subject to the terms, covenants, conditions, provisions and agreements hereof free from hindrance by Landlord or any person claiming by, through or under Landlord.

     25.  INTENTIONALLY DELETED.
          ---------------------

     26.  OTHER AGREEMENTS OF TENANT.
          --------------------------

          A. Upon request of Landlord from time to time, Tenant agrees to furnish Landlord with copies of current financial statements of Tenant, certified by Tenant's accountant and an authorized representative of Tenant.

          B. Tenant shall furnish locks and keys to premises and make same available to Landlord for access to premises as provided herein.
Notwithstanding the provisions for Landlord's access to the Leased Premises, Tenant relieves and releases Landlord of all responsibility arising out of theft, robbery, pilferage and personal assault. Upon the expiration of the term or Tenants right to possession, Tenant shall return all keys to Landlord and shall disclose to Landlord the combination of any safes, cabinets or vaults left in the Leased Premises.

     27.  REAL ESTATE BROKER.
          ------------------

     Tenant represents that Tenant has dealt with (and only with) the broker named in the Schedule as broker in connection with this Lease, and that insofar as Tenant knows, no other broker negotiated this Lease or is entitled to any commission in connection therewith. Tenant agrees to indemnify, defend and hold Landlord and its partners, employees, agents, and officers harmless from and against all claims made by any broker or finder other than the broker named in the Schedule for a commission or fee in connection with this Lease, provided that Landlord has not in fact retained such broker or finder.

     28.  MISCELLANEOUS.
          -------------

          A.   RIGHTS CUMULATIVE.  All rights and remedies of Landlord under
               -----------------
this Lease shall be cumulative and none shall exclude any other rights and remedies allowed by law.

          B.   LATE PAYMENTS.
               -------------

               (i) All payments becoming due under this Lease and remaining unpaid within five (5) days of when due shall bear interest from the due date until paid at a rate per annum (the "INTEREST RATE") equal to the prime rate of interest, announced from time to time by The First National Bank of Chicago or any successor, plus four percent (4%), such rate to change when and as such prime rate changes (but in no event at a rate which is more than the highest rate which is at the time lawful in the State of Illinois).

               (ii) Tenant recognizes that late payment of Base Rent or any other sum due hereunder will result in administrative expenses to Landlord, the extent of which additional expenses are extremely difficult and economically impractical to ascertain. Tenant therefore agrees that when Base Rent or any other sum is due and payable from Tenant to Landlord pursuant to the terms of this Lease, and such amount remains unpaid 5 days after such amount is due, the amount of such unpaid Base Rent or other sum shall be increased by a late charge to be paid to Landlord by Tenant equal to the greater of (a) $100.00 or (b) 5% of the unpaid Base Rent or other sum.

     The provisions of this Paragraph shall in no way relieve Tenant of the obligation to pay Base Rent or other payments on or before the date on which they are due, nor shall the collection by Landlord of any amount under either subparagraph hereof impair (a) the ability of Landlord to collect the amount charged under the other subparagraph hereof or (b) Landlord's Remedies set forth in Paragraph 23 of this Lease.

          C.   TERMS.  The necessary grammatical changes required to make the
               -----
provisions hereof apply either to corporations or partnerships or individuals, men or women, and singular or plural, as the case may require, shall in all cases be assumed as though in each case fully expressed.

          D.   BINDING EFFECT.  Each of the provisions of this Lease shall
               --------------
extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective successors and assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of this Lease.

          E.   LEASE CONTAINS ALL TERMS.  All of the obligations of Landlord are
               ------------------------
contained herein and in the Schedule attached hereto and the Exhibits attached hereto, and no modification, waiver or amendment of this Lease or of any of its conditions or provisions shall be binding upon Landlord unless in writing signed by Landlord or by a duly authorized agent of Landlord empowered by a written authority signed by Landlord. In executing and delivering this Lease, Tenant has not relied on any representation (including, but not limited to, any representation whatsoever as to the amount of any item comprising Additional Charges or the amount of the

Additional Charges in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis), warranty or any statement of Landlord which is not set forth herein, in the Work Letter or in one or more of the Exhibits attached hereto.

          F.   DELIVERY FOR EXAMINATION.  Submission of the Lease for
               ------------------------
examination shall not bind Landlord in any manner, and no Lease or obligations of Landlord shall arise until this instrument is signed by both Landlord and Tenant and delivery is made to each.

          G.   NO AIR RIGHTS.  No rights to any view or to light or air over any
               -------------
property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease.

          H.   RECORDING.  Landlord and Tenant agree to execute and record a
               ---------
Memorandum of this Lease.

          I.   CAPTIONS.  The captions of paragraphs and subparagraphs are for
               --------
convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such paragraphs or subparagraphs.

          J.   ONLY LANDLORD/TENANT RELATIONSHIP.  Nothing contained in this
               ---------------------------------
Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant, it being expressly understood and agreed that neither the method of computation of Base Rent nor any act of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

          K.   APPLICATION OF PAYMENTS.  Landlord shall have the right to apply
               -----------------------
payments received from Tenant pursuant to this Lease (regardless of Tenant's designation of such payments) to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord in its sole discretion may elect.

          L.   GOVERNING LAW.  Interpretation of this Lease shall be governed by
               -------------
the internal laws of the State of Illinois.

          M.   PARTIAL INVALIDITY.  If any term, provision or condition
               ------------------
contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease (or the application of such term, provision or condition to persons or circumstances other than those in respect of which it is invalid or unenforceable) shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent permitted by law; provided, however, that if any provision of this Lease relating to payment of Base Rent or Additional Charges is invalid or unenforceable, Landlord shall have the right to terminate this Lease.

          N.   INTEREST.  If, from any circumstances whatsoever, fulfillment of
               --------
any provision hereof at the time performance of such provision shall be due, shall involve exceeding the highest lawful rate of interest permissible under applicable law, then the obligation to be fulfilled shall be reduced to the highest lawful rate of interest permissible under the applicable laws; and, if for any reason whatsoever, Landlord shall ever receive as interest an amount which would be deemed unlawful under such applicable law, at Landlord's option such excess shall be either credited against payments next due hereunder or refunded by Landlord, provided Tenant is not then in default hereunder.

          O.   AUTHORIZED SIGNATORY.  If Tenant is a corporation or partnership,
               --------------------
each signatory of Tenant personally represents and warrants that he is a duly authorized signatory for and on behalf of the Tenant, and agrees that if the representation and warranty contained in this paragraph is false, each signatory shall be personally liable under this Lease.

          P.   FINANCIAL INFORMATION.  Tenant represents and warrants that all
               ---------------------
financial information heretofore and hereafter delivered to Landlord is true and correct and that no material misstatements or omissions exist therein.

          Q.   COUNTERPARTS.  This Lease may be executed in counterparts and
               ------------
each copy of this Lease to which is attached counterpart signature pages containing the signatures of each of the parties hereto shall be deemed for all purposes to be an executed original of this Lease.

          R.   SECURITY SYSTEM.  Notwithstanding anything in this Lease to the
               ---------------
contrary, Tenant shall have the right, at its sole expense, to design, install and maintain a security system within the Leased Premises.

          S.   PARKING.  Landlord agrees to designate six (6) parking spaces for
               -------
the exclusive use of Tenant, its employees and invitees. Except for spaces designated by Landlord for the exclusive use of Landlord or others, as shown on the attached Exhibit F, all other parking spaces within the Property shall be available to Tenant on a non-exclusive, first come, first served basis.

          T.   EXTERIOR SIGNAGE.  Tenant may, at its sole expense, design,
               ----------------
install and maintain exterior illuminated building signage, subject to Landlord's review and approval of the design of the signage. The location of such signage shall be in the northeast corner of the facade facing Route 83. No other building signage shall be placed on the facade of the Building facing Route 83.

          U.   PREVAILING PARTY.  In the event that either party defaults in the
               ----------------
performance of its obligations hereunder (defaulting party), the defaulting party shall be liable for all costs and expenses, including reasonable attorneys fees, incurred or paid by the other party in enforcing the terms of this Lease.

          V.   LANDSCAPING.  Landlord agrees during the term of this Lease to
               -----------
prune and maintain the existing landscaping facing Route 83 so as to increase the building's visibility thereto, and except for an initial pruning to be completed by Landlord prior to the Commencement Date, the cost of which shall be included in computing Operating Expenses.

     29.  NOTICES.
          -------

     All notices to be given under this Lease shall be in writing and delivered personally or deposited in the United States mail, certified or registered mail with return receipt requested, postage prepaid, addressed as set forth in the Schedule or to such other person or such other address designated by notice sent by the party hereto who wished to receive notice.

     All notices shall be deemed effectively given

               (i)    when delivered, if delivered personally;

               (ii) three days after such notice has been deposited in the United States mail, if mailed certified or registered mail, return receipt requested; and

               (iii) when received by the party for which notice is intended, if given in any other manner.

     30.  LIMITATION ON LANDLORD'S LIABILITY.
          ----------------------------------

     It is expressly understood and agreed by Tenant that none of Landlord's covenants, undertakings or agreements are made or intended as personal covenants, undertakings or agreements by Landlord or the partners in Landlord, and any liability of Landlord or the partners in Landlord for damages or breach or nonperformance by Landlord or otherwise arising under or in connection with this Lease or the relationship of Landlord and Tenant hereunder, shall be collectible only out of Landlord's interest in the Property (or if Landlord is the beneficiary of a land trust, Landlord's right, title and interest in such land trust), in each case as the same may then be encumbered, and no personal liability is assumed by, nor at any time may be asserted against, Landlord or the partners in Landlord or any of its or their officers, agents, employees, legal representatives, successors or assigns, all such liability, if any, being expressly waived and released by Tenant. Tenant further expressly understands and agrees that Landlord's agent executes this Lease, not in its own right but solely as Landlord's agent and that nothing in this Lease shall be construed as creating any liability whatsoever against such Landlord's agent, its shareholders, directors, officers or employees and in particular, without limiting the generality of the foregoing, there shall be no liability to pay any indebtedness or sum accruing hereunder, or to perform any covenant or agreement whether express or implied herein contained, it being agreed that Landlord shall have sole responsibility therefor.

     31.  RENEWAL OPTION.
          --------------

          A. Provided that no default is existing under this Lease at the time the Renewal Option (as hereinafter defined) is exercised, or at the commencement of the Renewal Period (as hereinafter defined), and subject to the right of Tenant to nullify the exercise of the Renewal Option as hereinafter provided, Tenant shall have the right (the "RENEWAL OPTION") to extend the Term for one
(1) five year period (the "RENEWAL PERIOD") commencing on the expiration of the Term.

          B. Tenant's right to exercise the Renewal Option shall be conditioned upon Landlord's receipt, concurrently with Tenant's exercise of the Renewal Option, of current financial statements of Tenant, certified by an authorized representative of Tenant.

          C. The Renewal Option shall be exercised, if at all, by written notice to Landlord given not earlier than eighteen (18) months nor later than twelve (12) months prior to the expiration of the Term. In the event Tenant fails strictly to comply with the procedure for exercise of the Renewal Option, Tenant shall have no further right to extend the Term.

          D. Landlord's and Tenant's rights and obligations for the Renewal Period shall be upon the same terms and conditions as are contained in this Lease, except as hereinafter provided:

               (i) The annual Base Rent (described below) during the Renewal Period shall be at the rate per annum per square foot of rentable area in the Leased Premises, equal to the Market Rental Rate (as hereinafter defined) per annum, but in no event shall the Base Rent for any year in the applicable Renewal Period be less than the Base Rent in effect for the last year of the Term. The Market Rental Rate shall be the rate for the leasing of comparable space in the Oak Brook area for a term equal to the Renewal Period and commencing at approximately the commencement date of the Renewal Period taking into account rent abatement, tenant construction allowance, and other concessions given to other tenants of similar space for similar lease terms.

               (ii) At any time in the period during which the Tenant may exercise the Renewal Option, the Tenant may request Landlord's good faith determination of the Base Rent for the Renewal Period. Landlord shall provide Tenant with such determination within thirty (30) days after such request. The Landlord's good faith determination of the Base Rent for the Renewal Period shall be binding upon Tenant and Landlord in the event that Tenant thereafter exercises the Renewal Option as herein provided.

               (iii) Landlord shall have no obligation to make improvements, decorations, repairs, alterations, or additions to the Leased Premises as a condition to Tenant's obligation to pay Base Rent or Additional Charges for the Renewal Period.

          E. Except as specified herein, Tenant shall have no further right to extend the Term.

          F. Notwithstanding anything herein to the contrary, in the event of any assignment, sublet or transfer by Tenant of this Lease or any interest under it, or in the event Tenant vacates the Leased Premises, Tenant shall have no rights under this Paragraph 31.

      32. RIGHT OF FIRST OFFER.
          --------------------

          A. Provided that no default exists under this Lease, Tenant shall have the right (the "RIGHT OF FIRST OFFER") during the Term to acquire the Property from Landlord, upon the terms and conditions set forth in this Paragraph 32.

          B. Prior to Landlord's listing the Property for sale or offering the Property to any other party (other than an affiliate of Landlord), Landlord shall give Tenant notice of the availability of the Property. Tenant. In the event that Tenant desires to exercise the Right of First Offer, Tenant shall give written notice to Landlord no later than five (5) days after receipt of Landlord's notice. If Tenant does not so notify Landlord, in writing of its election with respect to the Right of First Offer by said date, Tenant shall conclusively be deemed to have elected not to exercise the Right of First Offer. In the event that Tenant timely exercises the Right of First Offer, then commencing upon the date of Tenant's exercise notice, the parties shall negotiate, in good faith, to reach mutually acceptable terms for the sale by Landlord and acquisition by Tenant of the Property, and to execute a contract evidencing those terms.

          C. If the parties are unable to reach agreement and enter into a contract within thirty (30) days, then Tenant's rights with respect to the Right of First Offer shall be terminated, and Landlord may list or offer the Property for sale to others.

          D. Notwithstanding anything herein to the contrary, in the event of any assignment, sublet or transfer by Tenant of this Lease, or if Tenant has vacated the Leased Premises, Tenant shall have no rights under this Paragraph 32.

      33. ZONING.
          ------

          A. The parties acknowledge that the current zoning classification of the Property is B-1, which does not expressly permit operation of a bank. The City of Oak Brook has issued a building permit for Tenant's use of the Leased Premises as set forth in Tenant's letter to Landlord, dated August 26, 1996, Tenant's letter to Thomas Hawk, Director of Code Enforcement, Village of Oak Brook, dated September 19, 1996 and Landlord's letter to Rich Arling, Building Inspector, Village of Oak Brook dated August 28, 1996, which letters are attached as Exhibit H ("TENANT'S CURRENT BUSINESS").

          B. If at any time during the Term, the City of Oak Brook or other municipality determines that Tenant may not lawfully conduct its business on the Property, due to the zoning classification of the Property, and provided that Tenant has not materially altered its operations to be different from Tenant's Current Business, then:

               (i) the parties agree to work together, in good faith, to cause the Property to be rezoned to B-2 or any other classification which does expressly permit operation of Tenant's Current Business;

               (ii) if Landlord is unable to obtain the rezoning within one hundred twenty (120) days following the date of notification of the non-conforming use, then either party may, in its sole discretion, at any time within thirty (30) days following the end of the one hundred twenty (120) day period, terminate this Lease, effective immediately, by giving written notice to the other party;

               (iii) upon such termination, Landlord shall pay to Tenant an amount equal to the unamortized value of the Work (as defined in the Tenant Improvement Work Letter attached as Exhibit C), amortized over the initial Term of the Lease, and all rights and obligations of both parties shall cease, as of the date of such termination, as if such Term had naturally expired;

               (iv) notwithstanding anything in this Lease to the contrary, Base Rent and Additional Charges shall abate during such time and to such extent as Tenant is unable to use the Leased Premises for Tenant's Current Business; and,

               (v) Landlord's obligations hereunder shall not in any way be limited by the provisions of Paragraph 30 of this Lease.



                          END OF TERMS AND CONDITIONS

                                   EXHIBIT A
                         LEGAL DESCRIPTION OF THE LAND
                         -----------------------------

Lot 1 in Town and Country Resubdivision, being a Resubdivision of Lot 1 and 2 in Block 1 in Town Development Company's Elmhurst Countryside Unit Number Three, being a Subdivision in the South East 1/4 of Section 22, Township 39 North, Range 11, East of the Third Principal Meridian, according to the Plat of Said Resubdivision recorded September 8, 1988 as Document R88-101855, in DuPage County, Illinois.

                                   EXHIBIT B
                         OUTLINE OF THE LEASED PREMISES
                         ------------------------------

                                   EXHIBIT C
                         TENANT IMPROVEMENT WORK LETTER
                         ------------------------------


     1.   DEFINITIONS.  Terms which are defined in the Lease shall have the same
          -----------
meanings when used in the Work Letter. In addition, the following terms shall have the following meanings:

     "ARCHITECTURAL CONSTRUCTION DOCUMENTS" means the final plans and specifications to complete the Work in the Leased Premises, including but not limited to details of the following: partitions, doors, electrical and telephone outlets, ceiling, lighting, millwork, finishes and carpeting.

     "CONSTRUCTION DOCUMENTS" means the final plans and specifications for all the work to be performed to complete the Leased Premises, including but not limited to Architectural Construction Documents, Structural Plans and Systems Plans.

     "DAY" or "DAYS" means Monday through Friday except for state or federal government holidays.

     "EXTRA WORK" means all work pursuant to this Work Letter which results from a change by Tenant in the Construction Documents.

     "REVISED PLANS" means all plans and specifications necessary or desirable to construct and complete any item of Extra Work.

     "STRUCTURAL PLANS" means the final plans and specifications for all work to be performed in the Leased Premises which affect floor load, floor penetrations and similar structural matters.

     "SYSTEM PLANS" means the final plans and specifications for all work to be performed to complete the mechanical, electrical, life safety and plumbing systems in the Leased Premises, including but not limited to sprinklers, heating, ventilating, air conditioning, electrical and plumbing.

     "TENANT'S ARCHITECT" means the architect licensed by the State of Illinois retained by Tenant and approved by Landlord, to prepare the Architectural Construction Documents.

     "TENANT'S ENGINEER" means the engineer retained by Tenant and designated by Landlord to prepare the System Plans.

     "TENANT'S STRUCTURAL ENGINEER" means the engineer retained by Tenant and designated by Landlord to prepare, review and approve the Structural Plans.

     "WORK" means the improvements to the Leased Premises described in the Construction Documents.

     2.   PLANS AND SPECIFICATIONS.  (i) Tenant has retained Tenant's Architect,
          ------------------------
Tenant's Engineer and Tenant's Structural Engineer to prepare the Architectural Construction Documents, Systems Plans and Structural Plans, respectively, all at Tenant's sole cost and expense. All Construction Documents are subject to the review and approval of Landlord, in its reasonable discretion.

          (ii) Tenant shall deliver three (3) complete copies of the Construction Documents to Landlord. Landlord shall have ten (10) business days from its receipt of the Construction Documents, in which to review and approve or disapprove the Construction Documents, and in the event of disapproval Landlord shall specify the reasons for such disapproval. Tenant may cause the Construction Documents to be modified and resubmitted to Landlord for Landlord's further review and approval, and Landlord shall have five (5) business days from its receipt of the revised Construction Documents in which to review and approve or disapprove same.

          (iii) Upon Landlord's request, Tenant shall, at Tenant's expense, cause Tenant's Architct to deliver a set of "as-built" Construction Documents to Landlord within sixty (60) days after the Commencement Date of the Lease. The "AS-BUILT" Construction Documents shall consist of reproducible copies of the final Construction Documents marked to accurately show all changes from the Construction Documents made in the actual construction of the Leased Premises.

     3.   BIDDING; PERMITS.  Upon Landlord's approval of the Construction
          ----------------
Documents, Tenant shall solicit bids for completion of the Work to one or more general contractors, including Landlord's designated general contractor, on a guaranteed cost basis. Tenant may select any of the bidders to perform the Work, provided, however, that Landlord shall have the right to disapprove any bidder if Landlord has reasonable grounds to believe that such contractor is disreputable or may be unable to complete the Work in a good and workmanlike manner in accordance with the Construction Documents. Notwithstanding the foregoing, if Tenant selects a general contractor other than Landlord's designated general contractor, Landlord's designated general contractor shall have the right to match the bid of the general contractor selected by Tenant, and to perform the Work.

     Concurrently with Landlord's approval of the Construction Documents, Landlord shall thereafter make application to the appropriate regulatory authorities for the required permits and approvals. Any delay in receiving permits or approvals shall not be considered a Landlord Delay. Any delay in receiving permits or approvals resulting from the condition of the Construction Documents shall be considered a Tenant Delay.

     If Landlord's general contractor is selected to complete the Work, Landlord agrees to finish and construct in the Leased Premises the Work, in accordance with the Construction Documents. Upon substantial completion of the Work, Landlord and Tenant shall inspect the Leased Premises and prepare a Punch List of any defects or uncompleted items necessary to be corrected. The Leased Premises shall not be deemed incomplete or not ready for occupancy if only insubstantial details of construction, decoration or mechanical adjustments remain to be done. Issuance of the certificate of occupancy shall be final and conclusive as to whether the Leased Premises are completed and ready for occupancy.

     4.   COMMENCEMENT DATE AGREEMENT.  Prior to Tenant taking occupancy of the
          ---------------------------
Leased Premises, Tenant must execute the Commencement Date Agreement in the form attached hereto as Exhibit G.

     5.   EXTRA WORK.
          ----------

          A. In the event Tenant desires to make revisions to the Work, Tenant must request the revisions in writing. All revisions require the prior approval of Landlord. Tenant shall cause to be prepared and delivered to Landlord, for Landlord's review and approval, Revised Plans for the Extra Work. After reviewing the Revised Plans, Landlord shall notify Tenant of Landlord's approval or disapproval thereof, and in the event of disapproval Landlord shall specify the reasons for such disapproval. Tenant may cause the Revised Plans to be modified and resubmitted to Landlord for Landlord's further review and approval within seven (7) days after Landlord notifies Tenant of its disapproval. In the event Tenant does not submit modified plans within such seven (7) day period, Tenant shall conclusively be deemed to have withdrawn its request for the Extra Work.

          B. If Landlord notifies Tenant that it approves the Revised Plans for the Extra Work (or that it approves the modified Revised Plans, as the case may be), and if Landlord's general contractor is performing the Work, then concurrently with such approval Landlord shall deliver to Tenant (i) an estimate of the cost to perform the Extra Work, and, (ii) a statement setting forth whether in Landlord's judgment, the performance of the Extra Work will cause a Tenant Delay (as hereinafter defined), and Landlord's estimate of the length of the Tenant Delay (the items in subparagraphs (i) and (ii) are together referred to as "LANDLORD'S EXTRA WORK SUBMISSIONS." Tenant shall have three (3) days to give Landlord written notice of acceptance or rejection of Landlord's Extra Work Submissions. If Tenant or Tenant's Architect gives notice of Tenant's approval, such notice shall be accompanied by an Extra Work deposit equal to 50% of the amount estimated by Landlord to perform the Extra Work ("EXTRA WORK DEPOSIT"). In the event Tenant or Tenant's Architect either (x) rejects Landlord's Extra Work Submissions, (y) fails to give notice within the three (3) day period, or
(z) accepts Landlord's Extra Work Submissions but fails to pay the Extra Work Deposit, then Tenant shall conclusively be deemed to have withdrawn the request for Extra Work.

          C. Notwithstanding subparagraphs A and B above, Tenant may within the three (3) day period after receipt of Landlord's Extra Work Submissions, give notice to Landlord that Tenant elects to cause the Revised Plans to be modified to reduce the cost of the Extra Work, or reduce the Tenant Delay resulting from performance of the Extra Work. In such event Tenant shall cause modifications to be made to the Revised Plans and thereafter shall submit the modified Revised Plans to Landlord for approval. In the event Tenant or Tenant's Architect gives Landlord notice of its election to modify the Revised Plans, the period commencing three (3) days after receipt of Landlord's Extra Work Submissions and ending on the date the Landlord receives Tenant's or Tenant's Architect notice of acceptance of the modified Landlord's Extra Work Submissions (or the date Tenant withdraws, or is deemed to have withdrawn the request for Extra Work, in accordance with subparagraph A and B above) shall be a period of Tenant Delay.

     6.   CONSTRUCTION COSTS.  Landlord agrees to pay ("LANDLORD'S
          ------------------
CONTRIBUTION"): (a) the entire cost to design and construct an additional fire door for the Leased Premises; and (b) an amount, not to exceed $10,000.00, towards exterior improvements at Tenant's primary entrance to the Leased Premises. Tenant agrees to pay ("TENANT'S CONTRIBUTION") all costs of the Work in excess of Landlord's Contribution. Payments of Tenant's Contribution shall be made within ten (10) days after Tenant's receipt of periodic draw requests.

     7.   TENANT DELAY.  In the event the Leased Premises shall not be completed
          ------------
and ready for occupancy on the Commencement Date, this Lease shall nevertheless continue in full force and effect, but Base Rent and Additional Charges shall abate until the Leased Premises are ready for occupancy, and Landlord shall have no other liability whatsoever on account thereof; provided, however, there shall be no abatement of Base Rent and Additional Charges if the Leased Premises are not ready for occupancy because of Tenant Delays.

     The number of days of delay arising, directly or indirectly out of or on account of any of the following events shall constitute the number of days of "TENANT DELAYS" under the Lease and if the Leased Premises are not ready for occupancy on account thereof, neither Base Rent nor Additional Charges shall abate for such number of days:

          (a) Tenant's failure to deliver the Construction Documents on or before the date set forth in the Tenant Occupancy Timetable;

          (b) Any delay resulting from Tenants revision of the Construction Documents;

          (c) Any delay resulting from Tenant request that Extra Work be performed;

          (d) Any delay resulting from the performance of any work by Tenant or any person, firm, or corporation employed by Tenant;

          (e) Any delay resulting from failure to obtain or complete the installation of telephone or other equipment, fixtures, furniture, finishes or materials selected by Tenant;

          (f) Any other default or delay by Tenant or its agents hereunder or under the Lease.

     8.   OCCUPANCY PRIOR TO COMMENCEMENT DATE.  Landlord shall permit Tenant,
          ------------------------------------
and Tenant's agents and contractors who have been approved by Landlord, to enter the Leased Premises prior to the Commencement Date, in order that Tenant may do such work as may be required by Tenant to make the Leased Premises ready for Tenant's use and occupancy, provided that Tenant shall fully perform and comply with each of the following covenants, conditions and requirements:

          (i) If Landlord permits such entry prior to the Commencement Date, then such permission is conditioned upon Tenant and Tenant's agents, contractors, workmen, mechanics, suppliers and invitees, working in harmony and not interfering with Landlord and Landlord's agents, contractors, suppliers, workmen, and mechanics in the Leased Premises; and if at any time such entry shall in the judgment of Landlord cause or threaten to cause disharmony or interference, Landlord shall have the right to withdraw such permission upon twenty-four (24) hours written notice;

          (ii) Tenant agrees that any such entry into the Leased Premises shall be deemed to be under all of the terms, covenants, conditions, and provisions of the Lease except as to the covenant to pay Base Rent and Additional Charges, and further agrees that in connection therewith Landlord shall not be liable in any way for any injury, loss, or damage which may occur to any of Tenant's work and installations made in said Leased Premises or to property placed therein prior to the Commencement Date and thereafter, the same being at Tenant's sole risk. In addition, Tenant shall require all entities performing work on behalf of Tenant to provide protection for existing improvements to an extent that is satisfactory to Landlord and shall allow Landlord access to the Leased Premises, for inspection purposes, at all times during the period when Tenant is undertaking construction activities thereon. In the event any entity performing work on behalf of Tenant causes any damage to the property of Landlord or others, Tenant shall cause such damage to be repaired at Tenant's expense and if Tenant fails to cause such damage to be repaired promptly upon Landlord's demand therefor, Landlord may in addition to any other rights or remedies available to Landlord under this Lease or at law or equity cause such damage to be repaired, in which event Tenant shall promptly upon Landlord's demand pay to Landlord the cost of such repairs;

          (iii) All contractors and subcontractors shall use only those service corridors, entrances and elevators designated by Landlord for ingress and egress of personnel and the delivery, and removal of equipment and material through or across any common areas shall only be permitted with the written approval of Landlord and during hours determined by Landlord. Landlord shall have the right to order Tenant or any contractor or subcontractor who violates the above requirements to cease work, vacate the building and to remove its equipment, and its employees from the Building;

          (iv) Tenant agrees that all services and work performed on the Leased Premises by, on behalf of, or for the account of Tenant, including installation of telephones, materials and personal property delivered to the Leased Premises shall be done in a first-class workman-like manner using only good grades of material;

          (v) Tenant agrees to protect, indemnify, defend and hold Landlord and its agents, partners, and employees harmless from and against any and all losses, damages, liabilities, claims, liens, costs, and expenses, including reasonable attorney's fees of whatever nature including those to the person and property of Tenant, its employees, agents, invitees, licensees and others arising out of or in connection with the activities of Tenant, Tenant's Architect or Tenant's contractors in or about the Leased Premises or the Building, and the cost of any repairs to the Leased Premises or the Building necessitated by activities of Tenant, Tenant's Architect or Tenant's contractors;

          (vi) In the event any of the Work must be performed after normal working hours (including Tenant's move into the Leased Premises which must be done on a weekend or after 5:00 p.m. Monday through Friday) Landlord shall require that a Building engineer be present and

Tenant shall reimburse Landlord for the Building engineer's salary and benefits at the rates currently paid by Landlord; and

          (vii) Tenant shall secure, pay for, and maintain during the continuance of its work within the Leased Premises, insurance, which shall be endorsed in all policies to include Landlord and its contractor and their respective employees and agents as additional insured parties, and which shall provide sixty (60) days prior written notice of any alteration or termination of coverage, in such amounts and insuring such risks as Landlord may require. Tenant shall not permit Tenant's contractors to commence any work until all required insurance has been obtained by Tenant and certificates evidencing such coverage have been delivered to Landlord.

     9.   TERMINATION DATE.  Under no circumstances shall the occurrence of any
          ----------------
of the events described in paragraphs 7 or 8 above be deemed to accelerate or defer the Termination Date.

     10.  LEASE.  This Tenant Construction Work Letter is expressly made a part
          -----
of the Lease and is subject to each and every term and condition thereof, including without limitation, the limitations of liability set forth in paragraph 30 thereof.

     11.  MONETARY DEFAULT.  The failure by Tenant to pay any monies due
          ----------------
Landlord pursuant to this Work Letter within the time period herein stated shall be a default under the terms of the Lease for which Landlord shall be entitled to exercise all remedies to Landlord for non-payment of Base Rent. All late payments shall bear interest pursuant to the Lease.

     12.  ORIGINAL LEASED PREMISES.  This Work Letter shall not apply to any
          ------------------------
additional space added to the original Leased Premises at anytime or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Leased Premises or any additions thereto in the event of a renewal or extension of the initial term of the Lease, whether by options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement thereto.

     13.  LANDLORD'S APPROVAL.  Landlord's approval of Space Plans or
          -------------------
Construction Drawings shall not imply that the items approved are in compliance with applicable laws, ordinances or codes, and Landlord shall have no liability to Tenant or any other party by reason of the existence and exercise of such approval rights.

                                   EXHIBIT D
                              JANITORIAL SERVICES
                              -------------------

I.   Office

     A.   Daily (Monday through Friday)

          1. Vacuum all rugs and carpeted areas
          2. Damp mop all stone, ceramic tile and terrazzo areas
          3. Sweep all other uncarpeted areas
          4. Dust all top surfaces
          5. Clean all water fountains and water coolers
          6. Empty and clean all waste receptacles

     B.   Periodic

          1. Remove fingermarks from all surfaces near light switches, door jambs, etc. - weekly
          2. Sweep floors in private and public stairwells weekly
          3. Dust all vertical surfaces - monthly
          4. Dust exterior lighting fixtures - quarterly
          5. Clean all interior window metal surfaces of perimeter walls - quarterly
          6. Wash telephones - monthly
          7. Clean and buff all resilient flooring as required

II.  Lavatories

     A.   Daily (Monday through Friday)

          1. Wash all floors
          2. Wash and polish all mirrors and bright work
          3. Wash and disinfect all toilet seats, basins, bowls and urinals
          4. Refill towel dispensers, soap dispensers, tissue holders, material furnished by Landlord
          5. Empty paper tower receptacles

     B.   Periodic

          1. Clean and wash all partitions - weekly
          2. Clean and wash all tile walls - monthly
          3. High dusting including lights and grills - monthly
          4. Machine scrub all floors at least monthly

III. Windows: Wash all windows, interior and exterior, a minimum number of three (3) times per year.

Tenants may request additional services other than those described above, at Tenant's expense.

                                   EXHIBIT E
                           TENANT OCCUPANCY TIMETABLE
                           --------------------------

TENANT:   THE PRIVATE BANK AND TRUST COMPANY

PROJECT:  1603 W. 16TH STREET, OAK BROOK, ILLINOIS

DATE:     OCTOBER 2, 1996


CRITICAL PATH EVENTS                         RESPONSIBILITY      TIME REQUIRED            DATE SCHEDULED           ACTUAL DATE
--------------------                         ---------------     -------------            ---------------          ------------
 .    Tenant delivers all Construction         Tenant             n/a                           10/4/96             ____________
     Documents to Landlord

 .    Landlord approves Construction           Landlord           10 business days              10/14/96            ____________
     Documents

 .    Landlord obtains building permit         Landlord           n/a                           10/15/96            ____________

 .    Guaranteed cost delivered to Tenant      Landlord           10 days after Landlord        10/14/96            ____________
                                                                 approval

 .    Substantial completion of the Work       Landlord           8 weeks after permit          12/15/96            ____________

 .    Inspection of Lease Premises;            Landlord/Tenant    n/a                           12/15/96            ____________
     execution of Commencement Date
     Agreement and punch list

 .    Occupancy of Leased Premises             Tenant             n/a                           12/15/96            ____________

                                   EXHIBIT F
                               EXCLUSIVE PARKING
                               -----------------

                                   EXHIBIT G
                          COMMENCEMENT DATE AGREEMENT
                          ---------------------------

DATE:          ________________________________________

LANDLORD:      COLUMBIA LISLE LIMITED PARTNERSHIP

TENANT:        THE PRIVATE BANK AND TRUST COMPANY

BUILDING:      1603 W. 16TH STREET, OAK BROOK, ILLINOIS


               RE:  LEASE DATED OCTOBER ___, 1996 (THE "LEASE")


     1. Tenant agrees that the Work in the Leased Premises has been substantially completed in accordance with the requirements of the Lease. The date of "Substantial Completion" as defined in the Lease, is _______________, 19___, except the "punch list items" which are listed on Schedule 1 attached hereto.

     2. Landlord and Tenant agree that _____ days of Tenant Delay (as defined in Paragraph 7 of the Tenant Improvement Work Letter) have occurred.

     3. We hereby confirm that the Commencement Date, as defined in the Lease, is _______________, 19___.

     4. We hereby confirm that the Termination Date, as set forth in the Lease, is _______________, 19___.

     5. Terms which are defined in the Lease shall have the same meanings when used in this Agreement.

LANDLORD:                                TENANT:
---------                                -------

COLUMBIA LISLE LIMITED PARTNERSHIP,      THE PRIVATE BANK AND TRUST COMPANY,
an Illinois limited partnership          an Illinois banking association

By:  Columbia Holdings, Ltd., an         By:  _____________________________
     Illinois corporation, its general
     partner
                                         Its: _____________________________

By:  __________________________________
     Gerald J. Kostelny, President

                                   EXHIBIT H
                           TENANT'S CURRENT BUSINESS
                           -------------------------